Exhibit 99.2
By Electronic Delivery to: ddundas@rutan.com
April 2, 2007
Derek D. Dundas, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14(th) Floor
Costa Mesa, CA 92626

Re:	Local.com Corporation (the “Company”)
Dear Mr. Dundas:
On February 26, 2007, the Company submitted a Listing of Additional Shares Notification Form (“LAS Form”) for a private placement involving convertible notes and warrants (the “Transaction”). Upon review of the Transaction referenced in the Company’s LAS Form, Staff notified the Company on February 27, 2007, that it was in violation of the shareholder approval rules set forth in Marketplace Rule 4350(i)(1)(D) (the “Rule”). Subsequently, as reported in your submission dated March 22, 2007, the Warrant Agreement was amended to i) include a six month lock-up provision and ii) to subject the warrants to the rules of the Nasdaq Stock Market for the life of the transaction. Accordingly, Staff has determined that the Company has regained compliance with the Rule and, subject to the disclosure requirements described below, this matter is now closed.
In addition, pursuant to Marketplace Rule 4310(c)(17),(1) the Company was required to file the LAS Form no later than 15 days prior to entering into the Transaction. As noted above, the Company failed to file the LAS Form in a timely manner. Staff would appreciate the Company’s efforts to timely file all such forms in the future.
Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.(2) The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

1	Marketplace Rule 4310(c)(17) states, in part, that notification to Nasdaq is required 15 days prior to entering into a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis.

2	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) .

Derek D. Dundas, Esq.
April 2, 2007

10 minutes prior to its public dissemination.(1) For your convenience, we have enclosed a list of news services.(2)
In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.
If you have any questions, please do not hesitate to contact Rachel Scherr, Senior Analyst, at (301) 978-8072.

Sincerely,
Randy Genau
Associate Director
Nasdaq Listing Qualifications

cc:	Eric C. Wasiuta, Lead Analyst, The Nasdaq Stock Market

1	This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

2	The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

DIRECTORY OF NEWS SERVICES
News Media Outlets*

Bloomberg Business News Newsroom	MarketWire 5757 West Century Boulevard.	PrimeNewswireSM (A NASDAQ Company)
400 College Road East	2nd Floor	5200 West Century Boulevard
P.O. Box 888	Los Angeles, CA 90045	Suite 470
Princeton, NJ 08540-0888	Telephone: 800.774.9473	Los Angeles, CA 90045
Telephone: 609.750.4500	Fax: 310.846.3701	Telephone: 800.307.6627
Toll free: 800.444.2090		Fax: 310.642.6933
Fax: 609.897.8394		Web:
Email: release@Bloomberg.net		http://www.primenewswire.com

Business Wire	PR Newswire	Reuters
44 Montgomery Street	810 7th Avenue	3 Times Square
39th Floor	35th Floor	New York, NY 10036
San Francisco, CA 94104	New York, NY 10036	Telephone: 646.223.6000
Telephone: 415.986.4422	Telephone: 800.832.5522	Fax: 646.223.6001
Fax: 415.788.5335	Fax: 800.793.9313

Dow Jones News Wire
Harborside Financial Center
600 Plaza Two
Jersey City, NJ 07311-3992
Telephone: 201.938.5400
Fax: 201.938.5600

* The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement through the news media.